UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2026

 SCHOLASTIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
557 Broadway,
New York,	New York		10012
(Address of Principal Executive Offices)			(Zip Code)
(212) 343-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events

On March 19, 2026, Scholastic Corporation (the “Company”) issued a press release announcing its Board of Directors has authorized the repurchase of up to $200 million of the Company’s common stock through a modified “Dutch Auction” tender offer ("Offer"), at an anticipated cash purchase price per share of not less than $36.00 per share and not more than $40.00 per share, less any applicable withholding taxes and without interest.

The Offer is expected to commence on Monday, March 23, 2026, with expiration of the Offer scheduled for 5:00 p.m., New York City time on Monday, April 20, 2026, unless the Offer is extended or earlier terminated. The purchase of common stock under the Offer is expected to be funded through the Company's cash on hand and from borrowings available under the Company’s revolving credit facility.

The Offer described in the press release attached hereto as Exhibit 99.1 has not yet commenced and there can be no assurance that the Company will commence the Offer on the terms described herein or at all and is for information purposes only, and is not an offer to purchase or the solicitation of an offer to sell any shares of Scholastic common stock. The solicitation of offers to purchase shares of Scholastic common stock will be made only pursuant to the tender offer documents, including an Offer to Purchase and related Letter of Transmittal, that Scholastic intends to distribute to shareholders and file with a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on Monday, March 23, 2026.

Shareholders of the Company are urged to read the tender offer statement (including the Offer to Purchase, Letter of Transmittal and related tender offer documents) when it becomes available, as well as any other documents filed with the SEC because they will contain important information, including the terms and conditions of the tender offer.

Once the Offer is commenced copies of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that Scholastic will be filing with the SEC will be distributed by the Company to the Company's shareholders at no expense to them and will also be available to shareholders free of charge at the Commission's website at www.sec.gov, the investors information section of the Company's website at investor.scholastic.com or from the information agent the Company will appoint for the Offer.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:

	99.1	Press Release of Scholastic Corporation dated March 19, 2026.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: March 19, 2026	By:	/s/ Chris Lick
	Name:	Chris Lick
	Title:	Executive Vice President, General Counsel and Secretary

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